CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Pre-effective Amendment No. 2 to the Registration Statement on Form N-2 of our report dated March 7, 2007, relating to the financial statements of the Nuveen Core Equity Alpha Fund, which appears in such Registration Statement. We also consent to the reference to our firm in such Registration Statement.

/s/ PricewaterhouseCoopers LLC

Chicago, Illinois

March 26, 2007